UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 22, 2007
Piedmont Natural Gas Company, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 704-364-3120
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Piedmont Energy Company, a subsidiary of the registrant, and Georgia Natural Gas Company, a subsidiary of AGL Resources Inc., are the members of SouthStar Energy Services LLC (“SouthStar”). On March 22, 2007, AGL Resources Inc. will host its 2007 Analyst/Investor Conference, which is being held in New York. The conference, which is expected to begin at 8:00 a.m. Eastern Time and will be available via a live audio webcast on the “Investor Relations” section of the AGL Resources website at www.aglresources.com, will include a presentation on SouthStar. The SouthStar presentation is attached hereto as Exhibit 99.1 and incorporated by reference herein.
The presentation was prepared by AGL Resources and/or Georgia Natural Gas and the registrant does not make any representations concerning the validity of the information contained therein. In addition, the presentation contains forward-looking statements. The forward-looking statements are subject to future events, risks, uncertainties and other factors that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, economic conditions, competition from other providers of similar products and other uncertainties, all of which are difficult to predict and some of which are beyond the control of the party making the statement. For these reasons, you should not rely on these forward-looking statements when making investment decisions.
Item 9.01 Financial Statements and Exhibits.
99.1 — Opportunities for Growth — SouthStar Energy Services

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.
March 22, 2007	By:	Jose M. Simon
		Name:	Jose M. Simon
		Title:	Vice President and Controller